EXHIBIT 10.12


                                    AGREEMENT


      THIS AGREEMENT is made as of this 30th day of December, 1998, by and among NATIONSBANK, N.A. ("NationsBank"); WORKFLOW MANAGEMENT, INC., a Delaware corporation ("Workflow"); and FJK-TEE JAY, LTD., a Florida limited partnership ("Borrower").

Background:

      A. The Borrower has requested that NationsBank extend an acquisition and tenant improvement loan ("Loan") to Borrower in an amount not to exceed $3,000,000 in connection with certain real property and the improvements thereon located at 241 Royal Palm Way, Palm Beach, Florida ("Property").

      B. Workflow and Borrower have executed a lease dated as of January 8, 1999 ("Lease"), pursuant to which Workflow leases the Property from the Borrower, and the Borrower leases the Property to Workflow. The original term of the Lease expires November 30, 2009, subject to certain renewal rights of Workflow. Workflow's obligation under the Lease to pay rent is contingent upon Borrower completing the "Tenant Improvements" (defined in the Lease), in accordance with the terms and provisions of the Lease. Workflow and Borrower expect that the Tenant Improvements will be completed so that Workflow can occupy the Property beginning December 1, 1999.

      C. While the Loan remains unpaid, NationsBank has required that Workflow provide additional security for payment of the Loan pursuant to the terms and conditions set forth in this Agreement. Workflow is willing to provide the additional security requested by NationsBank because the Lease and the Loan represent an economic benefit to Workflow.

Agreement:

      For and in consideration of the sum of Ten and 00/100 Dollars ($10.00) cash in hand paid and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

      1. The terms and provisions of the Background set forth above are incorporated in this Agreement in full as if more fully set forth herein.

      2. While the Loan remains unpaid and upon the occurrence of an event of default under any of the documents which evidence and/or secure the Loan (collectively, the "Loan Documents") beyond any cure period set forth in the Loan Documents, NationsBank shall have the right to give Workflow and the Borrower written notice ("Purchase Notice") instructing Workflow to purchase the Property from the Borrower. In the event NationsBank elects to send the Purchase Notice, Workflow covenants and agrees to purchase the Property from the Borrower and the Borrower covenants and agrees to sell and convey the Property to Workflow all pursuant to the terms of the "Option" as described and set forth in the Lease.

      3. This Agreement shall terminate and be of no further force and effect upon payment in full of the Loan to NationsBank.

      4. Time is of the essence with regard to all payments and obligations due under the terms and conditions of the Loan Documents, this Agreement and any related agreements.

      5. This Agreement may not be supplemented, changed, waived, discharged, terminated, modified or amended except by written instrument executed by the parties. It constitutes the entire agreement between the parties and supersedes all previous negotiations, discussions and agreements between the parties, and no parol evidence of any prior or other agreement shall be permitted to contradict or vary its terms. Except as set forth in the Lease and the Loan Documents, there are no promises, terms, conditions or obligations other than those contained in this Agreement.

      6. The waiver by NationsBank of any breach of any provision of the Loan Documents, this Agreement or any related agreements or the failure to exercise any right, power or remedy under the Loan Documents, this Agreement or any related agreements shall not be deemed a continuing waiver or a waiver of any subsequent breach, whether of the same or another provision, or in any way impair any right, power or remedy. No right, power or remedy conferred by the Loan Documents, this Agreement or any related agreements upon NationsBank shall be exclusive of any other right, power or remedy now or hereafter available at law, in equity, by statute or otherwise.

      7. This Agreement shall be governed and construed under, by and in accordance with the laws of the State of Florida. It is understood and agreed by the parties to this Agreement that if any part, term or provision of this Agreement is held by a court of competent jurisdiction to be illegal or in conflict with any law of the State of Florida, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the part, term or provisions held to be invalid.

      8. This Agreement and the respective representations, warranties, covenants, provisions, terms, conditions and agreements contained in this Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors, assigns and heirs. Nothing in this Agreement, whether expressed or implied, shall be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim in respect to this Agreement, which is intended for the sole and exclusive benefit of the parties to this Agreement.

      9. Notice required to be given pursuant to the Note, the Loan Documents, this Agreement or any related agreements shall be deemed given if delivered by hand, or when mailed by certified mail, return receipt requested, telecopier or by overnight courier (prepaid) to the following addresses:

            (a)   If to the Borrower, to:

                  FJK-TEE JAY, Ltd.
                  240 Royal Palm Way
                  Palm Beach, FL  33480

            (b)   If to Workflow, to:

                  Workflow Management, Inc.
                  240 Royal Palm Way
                  Palm Beach, FL  33480
                  Attn:  Office of General Counsel

            (c)   If to (a) or (b) with a copy to:

                  Gus J. James, Esq.
                  Kaufman & Canoles, P.C.
                  One Commercial Place
                  P.O. Box 3037
                  Norfolk, VA  23514

            (d)   If to the Bank, to:

                  NationsBank, N.A.
                  3rd Floor, Commercial Loans
                  One Commercial Place
                  Norfolk, VA  23510

            (e)   With a copy to:

                  Edward K. Oden, Esq.
                  Moore & Van Allen, PLLC
                  NationsBank Corporate Center
                  100 N Tryon Street, Floor 47
                  Charlotte, NC 28202-4003

      10. This Agreement may be executed by the parties, individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

      11. The parties executing this Agreement on behalf of the Borrower and Workflow represent and warrant that: (a) all necessary corporate or partnership action to be taken in connection with the execution, delivery and performance of this Agreement and any related documents has been duly and effectively taken; and (b) the execution, delivery and performance by the Borrower and Workflow of this Agreement and any related documents does not constitute a violation or breach of the Borrower's or Workflow's bylaws, articles of incorporation, partnership agreement or any other agreement or law by which they are bound.

      WITNESS the following signatures and seals:

                                       FJK-TEE JAY, LTD., a Florida
                                       limited partnership

                                       By:   FJK-TEE JAY, INC., a Florida
                                             corporation, its General Partner


                                             By:   /s/ Frederick J. Keitel, III
                                               --------------------------------
                                             Its:  President


                                       WORKFLOW MANAGEMENT, INC.


                                             By:   /s/ Steven R. Gibson
                                                --------------------------------
                                             Its:  Chief Financial Officer


                                       NATIONSBANK, N.A.


                                       By: _____________________________________
                                       Its: ____________________________________